SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       June 10, 2003

CENTURY BUSINESS SERVICES, INC

(Exact name of registrant as specified in its charter)

Delaware	22-2769024

(State of other jurisdiction of incorporation or organization)	(I.R.S.Employer Identification No.)

0-25890

(Commission File Number)

6480 Rockside Woods Blvd., South, Suite 330
Cleveland, Ohio 44131
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code (216) 447-9000.

ITEM 7(c). EXHIBITS

Exhibit 99.1 Presentation dated June 11-12, 2003 of Century Business Services, Inc. to investors.

ITEM 9. REGULATION FD DISCLOSURE

Century Business Services, Inc. will provide investors with information concerning Century and its operations in a series of presentations beginning June 11, 2003. A copy of the presentation is filed herewith as Exhibit 99.1. The information hereunder shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. Century disclaims any intention or obligation to update or revise this information.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY BUSINESS SERVICES, INC.

Date: June 10, 2003	/s/ Michael W. Gleespen Michael W. Gleespen General Counsel & Corporate Secretary